Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation incorporated by reference in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of Illinois Superconductor Corporation for the registration of 1,818,182 shares of its common stock.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Chicago, Illinois
April 20, 2001